The Haverford Companies

                  INSIDER TRADING GUIDELINES AND CODE OF ETHICS

                                TABLE OF CONTENTS

                                                                     PAGE NUMBER

Definitions .........................................................     2

Insider Trading - brief definition ..................................     2

Code of Ethics - brief definition ...................................     3

Policy Against Trading while in Possession of Insider Information ...     3

Implementation of the Insider Trading Policy/Code of Ethics .........     5

Confidentiality of Information ......................................     6

Procedures for Personal Securities Transactions .....................     6

Blackout Listed Securities ..........................................     7

Initial Public Offerings and Private Offerings ......................     7

Reporting Procedures ................................................     7

Compliance Officer's Designee .......................................     8

Gifts ...............................................................     9

Annual Certification Procedure ......................................     9

Additional Procedures ...............................................     9

Consultation ........................................................     10

Exceptions to the Insider Trading Policy/Code of Ethics .............     10

Miscellaneous .......................................................     10

Report of Personal Brokerage Accounts ...............................     11

Financial Tracking Authorization Letter .............................     12

Certification .......................................................     13

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DEFINITIONS:
------------

For purposes of these Guidelines and Code of Ethics:

ACCESS PERSON: is defined as any "supervised person" who has access to nonpublic information regarding clients' purchases or sales of securities, is involved in making investment recommendations to clients, or has access to such investment recommendations that are non-public. Access persons may include directors, officers, portfolio managers, and other employees, including administrative, technical and clerical personnel who have access to inside information.

COMPANY: includes The Haverford Trust Company, Haverford Trust Securities, Inc., Haverford Investment Management, Inc. and Haverford Financial Services, Inc..

COMPLIANCE OFFICER:  is MarieElena Ness.

COMPLIANCE OFFICER DESIGNEE: for purposes of duplicate statements and confirmations, the Compliance Officer's Designee is Financial Tracking, LLC, 2 SoundView Drive, Suite 100, Greenwich, CT 06830. Phone number: (203) 622-1355
Web: WWW.FINANCIAL-TRACKING.COM

DIRECTOR: is defined as any board member or advisory board member who attends an Investment Selection Committee meeting, thereby possessing inside information and subject to the following insider trading policies discussed below. If a director does not attend the Investment Selection Committee meetings, the director shall be exempt from insider trade reporting. This definition does not apply to Haverford Investment Management, Inc. ("HIM") or Haverford Financial Services, Inc. ("HFS"). All directors of HIM and HFS are required to report personal trades in compliance with Rule 204A-1(e)(1)(ii) of the Investment Advisers Act of 1940.

HOUSEHOLD MEMBER: is defined as a member of an Access Person's immediate family living in the same household as the Access Person, including, but not limited to, the Access Person's spouse, children, parents and siblings.

INSIDER TRADING
---------------

The purchase or sale of securities, whether for a person's own account or for the accounts of others (including clients), or the recommendation to others of the purchase or sale of securities by an officer, director or employee of the Company who possesses material "inside information" is unlawful under the federal securities laws. A person in possession of material inside information must, before effecting transactions in the affected security, disclose to the public such information or, if unable to do so (E.G., in order to protect a corporate confidence), must abstain from trading in or recommending such securities until the information is disclosed to the public. Similarly, using material inside information for, or divulging material inside information only to one's clients, who then act on the basis of the information, violates the federal securities law.

The Company may have exposure to liability or penalties under federal securities laws for insider trading or other improper use of information by its officers, directors or employees. Trading in


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the securities of a publicly-owned company while in possession of inside information may give rise to private damage lawsuits against the officer, director or employee and the Company. Disclosure of material inside information to a spouse or other relative, business or social acquaintance or other person who purchases or sells securities based on such inside information may also result in liability on the part of both the person providing the information (the "Tipper") and the person receiving the information (the "Tippee"), regardless of whether the Tipper personally benefited economically from the use of such information.

CODE OF ETHICS

The Company expects that every officer, director and employee will conduct his or her personal investment activities in accordance with (i) the duty to place the interests of the Company's clients first at all times, (ii) the requirement that all personal securities transactions be conducted consistent with this Insider Trading Policy/Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, (iii) the fundamental ethical standard that an officer, director or employee should not take inappropriate advantage of his or her position, and (iv) applicable federal securities laws.

In view of the foregoing, the Company has adopted this Insider Trading Policy/Code of Ethics to specify a code of conduct for certain types of securities transaction which might involve violation of federal securities laws, conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures. Any person who violates these policies is subject to immediate termination.

POLICY AGAINST TRADING WHILE IN POSSESSION OF INSIDE INFORMATION

No officer, director, or employee may purchase or sell securities for his or her personal portfolio or for the portfolio of others or recommend to others the purchase or sale of securities, while in the possession of material inside information. This policy applies to every officer, director and employee and extends to activities within and outside their duties at the Company.

The term "insider trading" is not specifically defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material nonpublic information to others.

WHO IS AN INSIDER?
The concept of an "insider" is extremely broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

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WHAT IS MATERIAL INFORMATION?
Trading on inside information is not a basis for liability unless the information is material. Generally "material information" is defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision to purchase, sell or hold a security, or (ii) information that is reasonably certain to have a substantial effect on the market price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to:

     o   dividend changes (or a company's intent to declare a dividend)
     o   earnings estimates
     o   changes in previously released earnings estimates
     o   significant merger or acquisition proposals or agreements
     o   major litigation
     o   liquidity problems
     o   extraordinary management developments.

The list above is not intended to be complete and many items of information become material when taken together with other disclosed or undisclosed information. If there is any reasonable question about whether or not any particular material is material, the following rule should be observed: if there is any doubt that the information is material, the information should be treated as being material.

In addition, the knowledge that the Company or its affiliates is considering purchasing or selling a security, or recommending the purchase of sale of a security to clients, ordinarily should be considered inside information. The only exemption is certain Exempt Securities (as defined below), which, by their nature, are unlikely to be affected by such trades or recommendations.

WHAT IS NONPUBLIC INFORMATION?
Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

PENALTIES FOR INSIDER TRADING
Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. A person may be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation. Penalties include:

     o   civil injunctions
     o   disgorgement of profits
     o   jail sentences
     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited

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     o   fines for the employer or other controlling person of up to the greater of $l,000,000 or three times the amount of the profit gained or loss avoided

In addition, any violation of this policy statement will result in disciplinary action, which may include the dismissal of the persons involved.

IMPLEMENTATION OF THE INSIDER TRADING POLICY/CODE OF ETHICS

The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety. The procedures have also been designed to aid the Company in preventing, detecting and imposing sanctions against persons who engage in insider trading and certain other transactions which might involve a conflict of interest or an appearance of impropriety. Every officer, director and employee of the Company must be provided with a copy of this Document, as well as any amendments, and must acknowledge receipt of same in writing. Additionally, every officer, director, and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

IDENTIFYING INSIDER INFORMATION
Before trading in the securities of a company about which you may have potential inside information (for yourself or for others), you should ask yourself the following two questions:

     1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?
     2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

REPORTING SUSPECTED INSIDER INFORMATION
If after considering the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should follow the following procedures:

     1.  Report the matter immediately to the Compliance Officer.
     2. Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by the Company, without prior written authorization of the Compliance Officer.
     3. Do not communicate the information to any person (whether inside or outside the Company), other than to the Compliance Officer.
     4. Upon a determination by the Compliance Officer that the information is material and nonpublic, instructions will be issued promptly to:

            (a) halt temporarily all trading by the Company in the security or securities of the pertinent issuer and all recommendations of such security or securities;

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            (b) ascertain the validity and nonpublic nature of the information with the issuer of the securities; and
            (c) request the issuer or other appropriate parties to disseminate the information promptly to the public, if the information is valid and nonpublic.

     5. In the event the information is not publicly disseminated, the Company will consult its counsel and request advice as to what further steps should be taken, including possible publication by the Company of the information, before transactions or recommendations in the securities are resumed.
     6. Upon a determination by the Compliance Officer that the information is not material or public, you will be allowed to trade and communicate the information.

RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION
Information in your possession that has been identified (by you or the Compliance Officer) as material and nonpublic may not be communicated to anyone, including persons within the Company, except as provided in this Section. Files containing material nonpublic information should be kept locked and access to computer files containing material nonpublic information should be restricted.

CONFIDENTIALITY OF INFORMATION

Investment decisions made by the Company, may not be disclosed to anyone other than to Company clients, including a spouse, other relative, or a social or business acquaintance.

PROCEDURES FOR PERSONAL SECURITIES TRANSACTIONS

Directors, officers and employees must notify the Compliance Officer of any brokerage accounts opened (or maintained) by such person or a member of one's immediate family including a spouse, minor children or adults living in the same household as the officer, director or employee (collectively, a "Household Member"). Such notice must be given to the Compliance Officer not later than ten
(10) days after the establishment of such brokerage account on the form attached hereto (see pages 11 and 12). In addition, duplicate confirms, quarterly statements and all transactions effected for one's own account or for the account of a Household Member must be reported in accordance with the "Reporting Procedures" set forth below.

For purposes of the Company's Insider Trading Policy, the following securities are exempt securities ("Exempt Securities"):

     1. Securities issued by the Government of the United States (I.E., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (which includes securities of the U.S. Government and its instrumentalities, including Fannie Mae and Freddie Mac), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of unaffiliated registered open-end investment companies.

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     2.  Securities purchased or sold in any account over which the officer, director or employee has no direct or indirect influence or control (for example, managed accounts).
     3. Securities purchased or sold in a transaction which is non-volitional on the part of the officer, director or employee or Household Member, as applicable.
     4. Securities acquired as a part of an automatic dividend reinvestment plan, including shares of affiliated mutual funds.
     5. Securities acquired upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

BLACKOUT LISTED SECURITIES

The Compliance Officer, or her designee, maintains a list of securities in which the Company is currently trading for clients and/or a list of securities currently being considered by the Investment Selection Committee for purchase or sale for clients (the "Blackout List"). The list is circulated to all employees of the Company after each Investment Selection Committee meeting. The list for a given meeting will also be circulated to any non-employee director who attended such Investment Selection Committee meeting. No employee may buy or sell any security on the Blackout List for his or her personal portfolio or the portfolio of a Householder Member until such security has been removed from the Blackout List. Similarly, no non-employee director who attends an Investment Selection Committee meeting may buy or sell any security on the Blackout List for his or her personal portfolio or the portfolio of a Householder Member until the such security has been removed from the Blackout List or, if earlier, the holding of the next Investment Selection Committee meeting which such non-employee director does not attend.

INITIAL PUBLIC OFFERINGS AND PRIVATE OFFERINGS
----------------------------------------------

Purchases of securities in initial public offerings ("IPOs") and private offerings (those made without registration under the securities laws under an exemption) are treated differently than securities purchased in the open market. Participation in IPOs or private offerings is often speculative, and may not be consistent with the Company's overall policy for standards to be maintained by employees. In addition, in some cases an IPO or private offering may be a suitable investment for a particular account, and the participation therein by officers and employees may hinder the ability of such account to participate in such offering. Accordingly, regardless of whether or not the security is on the Blackout List, no employee or officer, nor any non-employee director, may purchase any security in an IPO or a private offering without first obtaining the written consent of the President of the specific Haverford Company which employs such individual and/or the Compliance Officer.

REPORTING PROCEDURES
--------------------

As stated above, officers, directors and employees must report all securities transactions by way of duplicate confirms and quarterly holding reports (whether effected through an account maintained at Haverford Trust Securities or otherwise) to the Compliance Officer or the Compliance Officer's designee. This includes securities transactions by a Household Member.

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The reporting procedures set forth below have been adopted in order to provide the Company with sufficient information to enable it to determine with reasonable assurance whether the provisions of this Insider Trading Policy/Code of Ethics are being observed by its employees, officers and directors.

INITIAL HOLDINGS REPORT
After February 1, 2005, all officers, directors and employees must submit an initial holdings report listing all securities owned, as well as all brokerage or other securities accounts, to the Compliance Officer or the Compliance Officer's designee within 10 days of first becoming subject to the Insider Trading Policy / Code of Ethics' reporting requirements. The initial holdings report should include all securities owned or securities accounts held by a Household Member.

DUPLICATE CONFIRMS AND QUARTERLY STATEMENTS
Each employee, even if he or she does not attend meetings of the Investment Selection Committee, shall submit duplicate confirms and quarterly statements to the Compliance Officer or the Compliance Officer's designee showing all securities transactions.

All duplicate confirms and quarterly statements will be sent automatically to the Compliance Officer's designee from the various brokerage firms.

Confirms and statements shall include the name of the security, date and nature of the transaction (i.e., purchase, sale or other), quantity, price, and broker-dealer through which the transaction was effected.

If an officer, director or employee has no brokerage accounts with any other firms, they must provide the Compliance Officer's with a signed statement stating such. All persons are personally responsible for notifying the Compliance Officer of any new accounts (for them or other household members) that would require reporting under the Code of Ethics.

AUTOMATIC REINVESTMENT PLANS
Trades in unaffiliated mutual funds do not need to be reported. Officers, directors and employees who invest in affiliated mutual funds must report transactions, unless an automatic reinvestment plan is in effect or duplicate confirms and statements are sent to the Compliance designee.

COMPLIANCE OFFICER'S DESIGNEE

Financial Tracking, LLC currently serves as the designee of the Compliance Officer for the purpose of receiving reports from officers, directors and employees. For those individuals who do not maintain any brokerage accounts, reports should be sent to Financial Tracking. A Letter of Authorization for Financial Tracking is included in the document.

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Failure to report transactions in a timely manner may result in disciplinary action, including termination of employment.

GIFTS AND ENTERTAINMENT
-----------------------

Officers and Employees of The Haverford Trust Company should refer to that Firm's Procedures for additional information regarding the giving or receiving of Gifts and Entertainment.

ACCEPTING GIFTS AND ENTERTAINMENT
It is the policy of the Company that no officer or employee may accept any gifts from a present or prospective client or supplier, regardless of value. The only exception will be where, with knowledge and approval of the President, the rejection of the gift will prove damaging to the Company, the gift is of nominal value and there is no corrupt intent as proscribed by federal law. In addition, only entertainment offered by clients or suppliers which is incidental to business meetings and that is customary, modest and occasional and does not have a corrupt intent may be accepted by an officer or employee.

CLIENT ENTERTAINMENT OR GIFTS
The above standards for the acceptance of gifts or entertainment do not apply to entertaining present or prospective clients or suppliers and to giving corporate gifts, etc. Normal business entertainment is appropriate, such as lunches, dinners, the theater, sporting events and the like. Excessive entertaining must be avoided, however, and it should be very clear that an individual representing the Company is not to provide directly or indirectly any money or other gratuity or the like to any individual, company, or government unit in return for doing business with the Company. Under no circumstances should any benefit or gift provided to any present or prospective client or supplier be of more than nominal value.

ANNUAL CERTIFICATION PROCEDURE
------------------------------

Each officer, director and employee is required to certify annually that he or she has read and understands this Insider Trading Policy/Code of Ethics, will abide by its terms and understands that he or she is legally bound by its terms. Each officer, director or employee is further required to certify that he or she has disclosed or reported all personal securities transactions by way of duplicate confirms and quarterly statements under the Insider Trading Policy/Code of Ethics. Such certification must be in the form attached hereto.

ADDITIONAL PROCEDURES
---------------------

The Compliance Officer or his or her designee shall review the reports received and report to a Committee comprised of at least three members of the Company's Board of Directors:

     1. any transaction that appears to evidence a violation of this Insider Trading Policy/Code of Ethics; and
     2.  apparent violations of the reporting requirement stated herein.

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The Committee shall consider reports made to it hereunder and shall determine whether the policies established herein have been violated, and what sanctions, if any, shall be imposed on the violator including, but not limited to, a letter of censure, suspension or termination of employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

CONSULTATION
------------

Any question which an officer, director or employee of the Company may have as to the applicability or interpretation of these policies in a particular case should be promptly submitted to the Compliance Officer for determination. Any violation of the Firm's Insider Trading Policy and/or Code of Ethics must be promptly reported to the Compliance Officer of the appropriate Company.

EXCEPTIONS TO THE INSIDER TRADING POLICY/CODE OF ETHICS
-------------------------------------------------------

The Company Compliance Officer may make exceptions on a case-by-case basis of this Insider Trading Policy/Code of Ethics upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Insider Trading Policy/Code of Ethics. All such exemptions must be received in writing by the person requesting the exemption before becoming effective.

MISCELLANEOUS
-------------

This policy is not intended to be a statement of applicable law. It is not intended to create legal duties to anyone other than the Company. Its purpose is solely to provide guidance.

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                                    HAVERFORD
                      REPORT OF PERSONAL BROKERAGE ACCOUNTS
                      -------------------------------------

Complete Section I, II or III, as appropriate, and return to Mimi Ness within 10 business days of any change.

NEW EMPLOYEES
================================================================================

[ ]     I.  NO HOLDINGS TO REPORT

        Neither I, nor any member of my "immediate family," as defined in the Code of Ethics, currently have any brokerage accounts or securities holding to report in compliance with the Code of Ethics. I understand that if this changes, I must notify the Compliance Officer within ten
        (10) days of such change.

================================================================================

[ ]     II.  HOLDINGS TO BE REPORTED

        I, or a member of my "immediate family," as defined in the Code of Ethics, currently have brokerage accounts or securities holdings to report in compliance with the Firm's Code of Ethics. I have attached a list of holdings, dated within 45 days of my employment of the Firm.

================================================================================

EXISTING EMPLOYEES
================================================================================

[ ]     III.  ADDITION OF BROKERAGE ACCOUNT(S)

        I, or a member of my "immediate family," as defined in the Code of Ethics, have opened (a) brokerage account(s) as follows:

        ________________________________________________________________________
        Firm Name

        ________________________________________________________________________
        Title of Account

        ________________________________________________________________________
        Account Number
================================================================================

______________________                               ___________________________
Date                                                 Employee Printed Name

                                                     ___________________________
                                                     Employee Signature

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                   FINANCIAL TRACKING LETTER OF AUTHORIZATION

________________
(date)


Dear _____________________________________(name of Brokerage firm or custodian):

Effectively immediately, the undersigned requires and authorizes the daily transmission of an electronic file containing account(s) registration, transactions and holdings, be sent to Financial Tracking, LLC a provider of pre-trade clearance and supervised and access persons code of ethics checking, monitoring and reporting. Please find below the account numbers and registrations to be contained in the daily electronic file:

Account Registration                          Account Number
__________________________________________    ________________________________
__________________________________________    ________________________________
__________________________________________    ________________________________
__________________________________________    ________________________________
__________________________________________    ________________________________
__________________________________________    ________________________________

Thank you in advance for your cooperation in this matter:


_______________________________________________
Signature


______________________________________________________________
Print name

Street Address: _____________________________________________________________

                _____________________________________________________________

City:           _________________________________ State________  Zip Code_______


                Please attach copy (s) of all account statements for the above referenced account(s) and send this letter and the copies to Compliance.

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                                  CERTIFICATION
                                  -------------

Pursuant to the requirements of the Insider Trading Policy/Code of Ethics of The Haverford Companies ("Haverford"), which include The Haverford Trust Company, Haverford Investment Management, Inc., Haverford Financial Services, Inc., and Haverford Trust Securities, Inc., the undersigned hereby certifies as follows:

     1. I have read and understand Haverford's Insider Trading Policy/Code of Ethics.

     2.  I will abide by the Insider Trading Policy/Code of Ethics.

     3.  I intend to be legally bound hereby.

     4.  Please choose one:

     [ ] I have no transactions or accounts that need to be reported under the Insider Trading Policy / Code of Ethics.

     [ ] Since the date of my last Certification, I have reported all personal securities transactions required to be reported under the requirements of the Insider Trading Policy / Code of Ethics.

     [ ] I have a new account[s] and/or transaction[s] to report on pursuant to the Insider Trading Policy / Code of Ethics and have completed a Financial Tracking Letter of Authorization for same.


         ___________________________________________          __________________
         Print Name                                           Date


         ___________________________________________
         Signature

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The Haverford Companies                                                June 2006